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                                                                       Exhibit 6
Sutherland, Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, D.C. 20004



                                         July 14, 1997


New England Life Insurance Company
501 Boylston Street
Boston, Massachusetts  02116

     Re:  New England Variable Life Separate Account
          ------------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 for certain individual variable ordinary life insurance policies issued through New England Variable Life Separate Account of New England Life Insurance Company (File No. 333-21767). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               SUTHERLAND, ASBILL & BRENNAN LLP

                               By: /s/ Kimberly J. Smith